                                                                   Exhibit 10.10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MEANS OF BLACKOUT OF THE TEXT (THE "MARK"). THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 UNDER THE SECURITIES ACT.



                            STOCK PURCHASE AGREEMENT

      This Agreement is made August 16 , 1999 between REAL MEDIA, INC., a Delaware corporation ("Real Media") and ADVANCE INTERNET INC., a New Jersey corporation ("Purchaser" ).

      Subject to the terms and conditions herein, the parties agree as follows:

                                    ARTICLE I
                                SALE AND PURCHASE

      1.1 SALE AND PURCHASE OF SHARES. Simultaneously with the execution and delivery of this Agreement, Real Media is issuing and selling to the Purchaser, and the Purchaser is purchasing from Real Media, free and clear of all claims, liens, security interests and other encumbrances ("Liens"), an aggregate of ninety five thousand (95,007) shares of the common stock, $.001 par value, of Real Media (the "Shares at a price of $5.26 per share, for an aggregate purchase price of One Million Dollars ($1,000,000.00)

      1.2 STOCKHOLDERS AGREEMENT. The parties hereto acknowledge that the sale and purchase of the Shares hereunder is being made in compliance with the provisions of Section 7(Right of First Offer) of the Amended and Restated Voting and Stockholders Agreement dated April 8, 1998 among Real Media, PUBLIGroupe USA Holdings, Inc. ("Publigroupe"), Purchaser and certain other stockholders of Real Media (the "Stockholders Agreement").

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

      2.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Real Media as follows:

            2.1.1 EXISTENCE AND POWER. Purchaser is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the full corporate power and authority to enter into and perform this Agreement and to carry on its business as now conducted.

            2.1.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary action on the part of Purchaser, and this Agreement constitutes the valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            2.1.3 NO CONFLICTS; CONSENTS. Except for conflicts, breaches, terminations, accelerations, defaults and violations specified in (b) and (c) below that could not reasonably be expected to have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement, the execution, delivery and performance of this Agreement by Purchaser will not: (a) violate or conflict with the Certificate of Incorporation or Bylaws of Purchaser; (b) conflict with, or result in the breach, termination or acceleration of, or constitute a default under, any lease, agreement, commitment or other instrument to which Purchaser is a party or by which it or its properties are bound; (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Purchaser or any of its properties or (d) require any governmental consent or approval.

            2.1.4 INVESTMENT REPRESENTATION. The Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any resale or distribution thereof, in whole or in part, in violation of the Securities Act of 1933, as amended, and to the best knowledge of Purchaser, the Shares have not been offered to, or acquired by, it through any advertisement or general solicitation.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                  OF REAL MEDIA

      3.1 REPRESENTATIONS AND WARRANTIES OF REAL MEDIA. Real Media represents and warrants to Purchaser as follows:

            3.1.1 EXISTENCE AND POWER. Real Media is a corporation validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to enter into and perform this Agreement and to carry on its business as now conducted and to own, lease and operate its properties as it now does. Real Media is qualified to do business as a foreign corporation in all jurisdictions where the failure to be so qualified would have a material adverse effect on Real Media's assets, business or properties.

            3.1.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by Real Media have been duly authorized by all necessary action, and this Agreement constitutes the valid and binding obligation of Real Media enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            3.1.3 NO CONFLICTS; CONSENTS. Except for conflicts, breaches, terminations, accelerations, defaults and violations specified in (b) and (c) below that could not reasonably be expected to have a material adverse effect on Real Media's ability to perform its obligations under this Agreement, or have a material adverse effect on its business or properties, the execution, delivery and performance of this Agreement by Real Media will not: (a) violate or conflict with the Articles of Incorporation or Bylaws of Real Media; (b) conflict with, or result in the breach, termination or acceleration of, or constitute a default under, any lease, agreement, commitment or other instrument to which Real Media is a party or by which it or its properties are bound; (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Real Media or any of its properties; (d) require any governmental consent or approval; or (e) result in the creation of any Lien upon the properties or assets of Real Media.

            3.1.4 LITIGATION. There is no litigation or proceeding or any governmental investigation pending or, to the knowledge of Real Media, threatened, nor is there any order, injunction or decree outstanding, against Real Media that could reasonably be expected to have a material adverse effect on Real Media or its ability to perform its obligations under this Agreement.

            3.1.5 SUBSIDIARIES. Real Media does not own any equity interest in any other business.

            3.1.6 RECORDS. The copies of the Articles of Incorporation and Bylaws of Real Media that have been delivered to Purchaser are complete and correct, and the minute books of Real Media that have been exhibited to Purchaser are complete and correct in all material respects as of the date hereof.

            3.1.7 CAPITALIZATION. Schedule 3.1.7 sets forth the authorized capital stock of Real Media, the number of issued and outstanding shares thereof, the name of each owner of record and each beneficial owner and the number of shares owned by each. All of the issued and outstanding shares of capital stock of Real Media were duly authorized for issuance and are validly issued, fully paid and non-assessable.

            Except as set forth on Schedule 3.1.7, there are no outstanding options or rights of any kind to acquire any capital stock or any securities convertible into any capital stock of Real Media, nor are there any obligations to issue any such capital stock, rights or securities. Except as provided in the Stockholders Agreement, there are no restrictions of any kind on the transfer of the outstanding capital stock of Real Media, except those imposed by applicable federal and state securities laws. Except as set forth in the Stockholders Agreement or as set forth on Schedule 3.1.7, there are no contracts or other understandings (whether formal or informal, written or oral, firm or contingent) that require or may require Real Media to repurchase any of its capital stock, nor are there any preemptive or similar rights with respect to Real Media's capital stock. Except as set forth in the Stockholders Agreement, neither Real Media nor, to the best of Real Media's knowledge, any shareholder of Real Media is a party to any voting agreement, voting trust, proxy or any other agreement or understanding with respect to the voting of any capital stock of Real Media, or any agreements with respect to the transferability, purchase or redemption of any capital stock of Real Media. Upon issuance of the Shares pursuant to this Agreement, Purchaser will own twenty nine and forty six hundredths percent (29.46%) and PUBLIGroupe will own twenty nine and three hundredths percent (29.03%) of the total capital stock of Real Media.

            3.1.8 FINANCIAL STATEMENTS. The audited balance sheet of Real Media at December 31, 1998 and the related audited statements of income and cash flows of Real Media for the twelve months then ended previously provided to Purchaser have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied at such dates and for such periods, and present fairly the financial condition and results of operations of Real Media at such dates and for such periods. There is no material liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Real Media that is not reflected or reserved for in such financial statements as of their respective dates, other than liabilities incurred in the ordinary course of business since December 31, 1998.

            3.1.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, Real Media has operated its business only in the ordinary course consistent with past practice, and there has not been with respect to Real
Media:

                  (a) any change, development or other event that could reasonably be expected, individually or in the aggregate, to have a material adverse effect on Real Media;

                  (b) any incurrence of indebtedness for money borrowed or the creation of any Lien on any properties or assets (whether tangible or intangible);

                  (c) any general increase in the salaries, wages, compensation, bonuses, commissions or pension or other benefits payable by Real Media to its directors, officers, employees or agents, or any specific increase in any of the foregoing payable by Real Media to any director, officer, employee or agent;

                  (d) the entering into any new or amended agreement, plan, policy, program or arrangement to pay pensions, profit sharing, deferred compensation, retirement allowances or other employee benefits to any director, officer, employee or agent, whether past or present, including any severance or consulting arrangement;

                  (e) any termination, discontinuance, closing or disposition of any plant, facility or business operation, any lay-offs of employees or implementation of any early retirement or separation program;

                  (f) any transfer or grant of any rights under or in respect of any agreements, leases, licenses or intellectual property;

                  (g) any capital expenditure, except those made in the ordinary course of business consistent with past practice which did not exceed $50,000 in the aggregate;

                  (h) any material damage, destruction or loss (not covered by insurance) to any physical assets or properties of Real Media in excess of $50,000 in book value in the aggregate;

                  (i) any declaration, setting aside or payment of any dividend or other distribution on or in respect of its shares of capital stock or any direct or indirect redemption, retirement, purchase or other acquisition of any such shares; or

                  (j) any announcement or agreement to do any of the foregoing.

            3.1.10 TAXES. Real Media has (a) filed with the appropriate federal, state and local taxing authorities all tax returns required to be filed by or with respect to Real Media, and those tax returns are correct and complete in all material respects, and (b) paid in full or made adequate provision for the payment of all taxes shown to be due on those tax returns. Real Media has not received any notice of deficiency or assessment from any federal, state or local taxing authority with respect to liabilities for taxes that have not been fully paid or finally settled.

            3.1.11 MATERIAL CONTRACTS. Set forth on Schedule 3.1.11 is a list of: (a) each commitment or agreement to which Real Media is a party for the purchase of any materials, supplies or services that involves or will involve an expenditure by Real Media of more than $50,000; (b) each personal property lease under which Real Media is either a lessor or lessee that involves annual payments or receipts of more than $50,000; (c) each agreement with customers that involves annual payments to Real Media of more than $50,000; (d) each agreement between Real Media, on the one hand, and any of its affiliates, associates or shareholders, on the other hand; (e) each other commitment, agreement and instrument (including, without limitation, mortgages, indentures and other agreements and instruments relating to indebtedness for borrowed money) to which Real Media is a party or by which it or its properties are bound that requires annual payments by Real Media of more than $50,000. In this Agreement, the term "Material Contract" means any commitment, agreement, lease, order or instrument required to be disclosed under this Section 3.1.11.

            3.1.12 REAL PROPERTY. Set forth on Schedule 3.1.12 is a brief description of each lease of real property to which Real Media is a party and all real property owned by Real Media.

            3.1.13 DEFAULTS. Real Media is not in default under any Material Contract or real property lease, which may reasonably be expected to result in termination of the Material Contract or real property lease or a claim for material damages thereunder. Real Media is not in default of any payment obligation under any loan or credit agreement to which it is a party. No party has notified Real Media of its intention to cease to perform any of its obligations under any Material Contract or real property lease and each of the Material Contracts and real property leases is in full force and effect.

            3.1.14 AGREEMENTS REGARDING EMPLOYEES. Real Media is not a party to or bound by any collective bargaining or similar labor agreement and is not aware of efforts or actions by any employees to organize or join a labor union or similar organization for collective bargaining purposes. Real Media is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment and wage and hour restrictions. Real Media is not a party to or bound by any agreement, arrangement or understanding with any current or former employee or consultant that cannot be terminated by Real Media on notice of sixty (60) days or less without material liability to it. Set forth on Schedule
3.1.14 is a list of all employees of Real Media and their cash compensation as of the date of this Agreement. No senior officer or key employee or group thereof has notified Real Media that he, she or they intend to terminate his, her or their employment with Real Media, and Real Media does not have a present intention to terminate any senior officer or key employee or group thereof. There are no existing or threatened disputes involving the current or former employees of Real Media.

            3.1.15 PROPRIETARY RIGHTS. Set forth on Schedule 3.1.15 is a list of all patents, trademarks, trade names, service marks, copyrights (other than routine promotional and similar materials) and applications therefor owned or used or held for use by Real Media ("Proprietary Rights"), specifying as to each, as applicable: (a) the nature of the Proprietary Right; (b) the user of the Proprietary Right; and (c) material licenses, sublicenses and other agreements to which Real

Media is a party and pursuant to which any person is authorized to use the Proprietary Right. Real Media has used the Proprietary Rights without infringing any other party's rights and is not a party in any pending or, to the best of Real Media's knowledge, threatened suit, action or proceeding that involves a claim of infringement of any Proprietary Right. No Proprietary Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting its use by Real Media or restricting the licensing thereof to any person by Real Media.

            3.1.16 ENVIRONMENTAL MATTERS. Real Media is in compliance in all material respects with all applicable federal, state and local laws, ordinances, regulations, rules or administrative orders relating to employee health and safety, air, water and noise pollution or otherwise relating to public health and safety or environmental protection (including the protection of endangered species), or the use, generation, manufacture, accumulation, storage, discharge, release, disposal or transportation of hazardous materials.

            3.1.17 PERMITS AND LICENSES. Real Media has all material permits, licenses, franchises and other authorizations necessary for the conduct of its business as currently conducted, and all such permits, licenses, franchises and authorizations are valid and in full force and effect.

            3.1.18 RELATED PARTY TRANSACTIONS. Other than the Stockholders Agreement, Real Media is not engaged in any transaction with any of its shareholders or any of their affiliates or associates.

            3.1.19 INSURANCE. The insurance policies Real Media has in effect in the aggregate constitute adequate insurance for the business in which Real Media is engaged within accepted industry standards.

            3.1.20 COMPLIANCE WITH LAW. Real Media is not in violation of any applicable law, regulation, ordinance or other requirement of any governmental body or court, which violations in the aggregate would have a material adverse effect on Real Media, and no written notices have been received by Real Media alleging any such violations.

                                   ARTICLE IV
                             COVENANTS OF REAL MEDIA

      4.1 BOOKS AND RECORDS. Real Media will maintain current and complete records and books of account, in which will be entered fully and accurately all transactions of the company. The books of Real Media shall be kept on an accrual basis of accounting in accordance with GAAP. All such books and records shall be maintained at the principal offices of Real Media. Purchaser and its representatives shall be entitled at its own expense, during normal business hours, to inspect all of the facilities, properties, books, records, contracts and commitments of Real Media and Real Media shall make its officers and personnel available to Purchaser and its representatives, as such may be requested from time to time.

      4.2 FINANCIAL REPORTS AND NOTICES OF MATERIAL LITIGATION. Real Media shall prepare and deliver to Purchaser:

                  (a) Promptly upon availability, but in any event within thirty days of the end of each month, (i) a consolidated balance sheet as of the end of such month; and (ii) consolidated statements of income or loss and of cash flows for the interim period through the end of such month and for the month then ended, and setting forth in each case in comparative form the figures for such previous fiscal periods and comparisons to the budget, with an explanation of all material variances;

                  (b) Promptly upon availability but in any event within forty days of the end of each quarter, (i) a consolidated balance sheet as of the end of such quarter; and (ii) consolidated statements of income or loss and of cash flows for the interim period through the end of such quarter and for the quarter then ended, and setting forth in each case in comparative form the figures for such previous fiscal periods and comparisons to budget, with an explanation of all material variances;

                  (c) Promptly upon availability but in any event within one-hundred and twenty days of the end of each fiscal year of Real Media audited financial statements consisting of, a consolidated balance sheet of the company as of the end of such fiscal year, and a consolidated statement of income or loss and a statement of cash flows for such fiscal year, all in reasonable detail, setting forth in each case in comparative form the figures for the previous year, with an explanation of all material variances, certified by Real Media's auditors;

                  (d) With reasonable promptness, such other financial information and reports, which shall include (without limitation) a summary of inter-company transactions and payments and transactions between Real Media and its stockholders and a statement of income for each of its subsidiaries, if any, and such projections as from time to time may be requested by Purchaser; and

                  (e) prompt notice of the commencement or institution by or against Real Media of any dispute, litigation, suit, action or other proceeding before any court or other governmental, administrative or taxing authority which Real Media in good faith determines is reasonably likely to have a material adverse effect upon Purchaser or any of its affiliates.

                                    ARTICLE V
                                 INDEMNIFICATION

      5.1   INDEMNIFICATION BY REAL MEDIA. Subject to the provisions of this
Article V, Real Media shall indemnify and hold Purchaser harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees) ("Losses") resulting from any breach of representation or warranty or failure to perform any covenant or agreement by Real Media under this Agreement.

      5.2   INDEMNIFICATION BY PURCHASER. Subject to the provisions of this
Article V, Purchaser shall indemnify and hold Real Media harmless from and against all Losses resulting from any breach of representation or warranty or failure to perform any covenant or agreement by Purchaser under this Agreement.

      5.3 TIME AND MANNER OF CERTAIN CLAIMS. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery hereof for a period of three years, except for the covenants contained in Article IV hereof, which shall survive for the benefit of Purchaser as long as Purchaser owns any Shares of Real Media. Any notice of claim hereunder shall set forth the representation, warranty, covenant or agreement with respect to which the claim is made, the facts giving rise to and the alleged basis for the claim and the amount of liability asserted by reason of the claim.

      5.4 DEFENSE OF CLAIMS BY THIRD PARTIES. If any claim is made against any person or entity that, if sustained, would give rise to a liability of a party for breach of representation or warranty or failure to perform any covenant or agreement under this Agreement, the parties shall cooperate to cause notice of the claim to be delivered promptly to the party who may be liable under this Agreement, and shall afford that party and its counsel, at that party's sole expense, the opportunity to defend or settle the claim.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in New York.

      6.2 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by personal delivery, facsimile transmission, registered or certified mail, postage prepaid, return receipt requested or overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this Section 6.2):

                  if to Real Media, to:

                  Real Media, Inc.
                  32 East 31st Street
                  New York, NY 10016
                  Attention:  David Morgan
                  Tel: (212) 725-4537
                  Fax: (212) 725-4573

                  with a copy to:

                  Dechert Price & Rhoads
                  Princeton Pike Corporate Center
                  997 Lenox Drive
                  Building #3, Suite 210
                  Lawrenceville, NJ 08648
                  Attention:  Gil C. Tily, Esq.
                  Tel: (609) 520-3224
                  Fax: (609) 520-3259

                  if to Purchaser, to:

                  Advance Internet Inc.
                  30 Journal Square, Suite 400
                  Jersey City, NJ 07306
                  Attention: Peter Weinberger
                  Tel: (201) 459-2849
                  Fax: (201) 792-1582

                  with a copy to:

                  Sabin, Bermant & Gould LLP
                  350 Madison Avenue
                  New York, New York 10017
                  Attention:  Emily M. Beck, Esq.
                  Tel: (212) 692-4453
                  Fax: (212) 692-4406

                  All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or (c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error.

      6.3 FURTHER ASSURANCES. From time to time, each party shall take such action and execute and deliver such documents as the other may reasonably request to carry out the transactions contemplated by this Agreement.

      6.4 FEES AND EXPENSES. Neither party shall be responsible for the other's fees or expenses, including, without limitation, those in connection with the transactions contemplated by this Agreement.

      6.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original, but both of which together shall constitute the same instrument.

      6.6 ENTIRE AGREEMENT. This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersede all existing agreements between them with respect to that subject matter, provided, however, that nothing in this Agreement shall supersede or amend (a) the Stock Purchase Agreement dated April 8, 1998 between RealMedia and Purchaser, or (b) the Stock Purchase Agreement dated February , 1999 among Real Media, Publigroupe and Purchaser, which Agreements shall remain in full force and effect in accordance with its terms. This Agreement may not be changed or terminated orally and any amendment or modification must be in writing and signed by the party to be charged.

                                  REAL MEDIA, INC.


                                  By:     /s/ M. Pinney
                                     -------------------------------------
                                     Name: M. Pinney
                                     Title: CFO


                                  ADVANCE INTERNET INC.


                                  By:      /s/ M. Newhouse
                                     -------------------------------------
                                     Name: M. Newhouse
                                     Title:

CAPITALIZATION        SCHEDULE 3.1.7


          PERSON                    STOCK           OPTIONS          TOTAL

David Morgan                      1,088,000            20,000         1,108,000
Gil Beyda                         1,004,000            10,000         1,014,000
Mark Pinney                       1,044,000           121,720         1,165,720
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
[*]                                                       [*]               [*]
                                  ----------        ----------        ----------
                                  3,445,062           694,250         4,139,312

REMAINING BASKET                     60,688

PUBLIGROUPE                       2,800,000
ADVANCE INTERNET                  2,195,000

AUTHORIZED:
                         COMMON STOCK                18,000,000
                         PREFERRED STOCK             9,000,000


* Confidential Treatment Requested

MATERIAL CONTRACTS    SCHEDULE  3.1.11

                     (a) Purchase of materials, supplies, and services involving expenditure of more than $50,000


                               Microserve (contract provided 4/8/98)


                     (b) Personal property lease involving payments of more than $50,000 none


                     (c) Agreement with customers involving annual payments of more than $50,000 none


                     (d)   Agreement between Real Media and associates


                                        Technology Transfer Agreement with
                                        Publigroupe dated as of April 6, 1998


                     (e)   Other agreements involving payments of more than
                           $50,000


                                        Advertising Sales Agent Agreement with
                                        Publicitas/Globe Media


                     Other contracts provided: Netscape, Lexis-Nexis, Business Week, Deloitte & Touche, DoubleByte (provided 4/8/98).


                                        M&C Saatchi Inc., Relevant Knowledge,
                                        Journal Square Interactive, ICL (by Real
                                        Media, U.K.)

REAL PROPERTY     SCHEDULE 3.1.12


                  Description of each lease of real property


                     32    East 31st Street, 9th floor, New York, NY 10016 -
                           - $2,500 per month through September 1998 - $2,625
                             per
                           - month through April 1999


                     260 Fifth Avenue, 4th floor, New York, NY
                           -10011 - $8,750 per month 2/1/99-1/31/00
                           - $9,056 per month 2/1/00-1/31/01 -
                           -$9,373 per month 2/1/01-1/31/02


                    270 Commerce Drive, Suite 6000, Fort

                           - Washington, PA 19034 - $1,000 per month

                           - month to month lease with 60 days notice - $4,250
                             from 3/1/99, 1 year term


                    2180 Bryant Street, San Francisco, CA 94110
                           - $1260 per month through September 1998, then $1680
                             per month
                           - new lease under negotiation


                    Real property owned
                                        none

EMPLOYEES             SCHEDULE 3.1.14


                Employee                                   Compensation

                  [*]                                           [*]




--------------------------
*CONFIDENTIAL TREATMENT REQUESTED

PROPRIETARY RIGHTS    SCHEDULE 3.1.15


                 Trade Marks


                Real Media
                ----------

                (a)  nature of proprietary right      common law use
                (b)  user of proprietary right
                (c)  material (sub)licenses           PubliGroupe, South Africa,
                                                      Hong Kong/Korea


                On August 6, 1997, Real Media, Inc. filed an opposition proceeding in the U.S. Patent and Trademark Office challenging the application of Real Networks, Inc. (f/k/a Progressive Network, Inc.) to register REAL MEDIA as a trademark for "computer software which allows the viewing and transmitting of picture and/or video and/or text segments and audio segments over global information networks that transfer and disseminate a wide range of information." The use has been limited to a naming protocol for its software architecture. In its Notice of Opposition, Real Media has asserted that it has prior rights in the mark REAL MEDIA in connection with its on-line advertising services and related proprietary software and that Real Networks' use of the same mark on the goods specified in its application is likely to cause confusion. The parties are currently engaged in negotiations to resolve the dispute and various related issues, including the proposed assignment to Real Media of various domain name registrations, including adstream.com and mediaexpress.com.


                 Open AdStream
                 -------------

                (a)  nature of proprietary right common law use - in process of filing federal trademark application
                (b)  user of proprietary right
                (c   ) material (sub)licenses PubliGroupe


                 AdStream
                 --------

                (a)  nature of proprietary right common law use
                (b)  user of proprietary right
                (c)  material (sub)licenses


                "Innovation on the Internet" filed an application to register ADSTREAMS for Internet advertising, but has since abandoned the application.


                Digital Business Resource, Inc. ("DBR"), a small value added reseller ("VAR") company, has a pending application to register ADSTREAM for "a digital, downloadable, computer-based messaging device" - namely a software application that stores and transmits audio advertisements into convenience stores and gas stations and tracks the play times. Real Media has not opposed DBR's application even though Real Media has a priority of use, believing that DBR's use will not pose a significant threat of confusion among Real Media's clients, online media publishers.